Exhibit 10.12

September 30, 2005

Panolam Holdings Co.
20 Progress Drive
Shelton, CT 06484

Re:          Advisory Services Agreement

Ladies and Gentlemen:

This letter serves to confirm the retention of Genstar Capital LLC (“Genstar”) and The Sterling Group, L.P. (“Sterling”, and together with Genstar, the “Advisors”)  by Panolam Holdings Co. (the “Company” or “you”) to provide management, consulting and financial services to the Company as follows:

1.             The Company has retained the Advisors, and the Advisors hereby agree to accept such retention, to provide to the Company, when and if called upon, certain management, business strategy, consulting and financial services of the type customarily performed by the Advisors, including assisting the Company in analyzing, structuring, negotiating and effecting Transactions (as defined below).

2.             You agree to pay the Advisors the following:

(a)           In consideration of services provided by the Advisors in connection with the merger of PIH Acquisition Co. (“Merger Sub”) with and into Panolam Industries Holdings, Inc. (“Panolam”) pursuant to that certain Agreement and Plan of Merger, dated as of July 16, 2005 (the “Merger Agreement”), by and among Panolam, GS Holdings Co., Merger Sub and TC Group, L.L.C. and the related financing transactions, the Company shall pay to the Advisors a fee of $7,000,000 in cash concurrently with the consummation of the purchase contemplated by the Merger Agreement (the “Closing Fee”) and reimburse all of the Advisors expenses incurred by and on behalf of the Advisors in connection with the Merger Agreement and the transactions contemplated thereby.

(b)           In consideration for the services provided by the Advisors hereunder, the Company shall pay to the Advisors an annual management fee of $1,500,000 (the “Consulting Fee”). The Consulting Fee shall be payable in equal quarterly installments in arrears on the last day of each calendar quarter (i.e., the last day of March, June, September and December of each such year). Such quarterly payments shall be (i) subject to withholding as required by applicable law and (ii) prorated for partial periods based on the actual number of days during such calendar quarter that the Advisors are retained hereunder.

(c)           In addition to the Advisors’ fees for advisory services, the Advisors will separately bill their expenses as incurred. Generally, these expenses include travel costs, document production costs, the reasonable fees and disbursements of the Advisors’ legal counsel, tax, financial and other advisors, and other expenses of this type. The Company agrees to reimburse the Advisors, upon request made from time to time, for such expenses.

(d)           In the event a Transaction (as defined below) is consummated, the Company agrees to pay the Advisors an advisory fee equal to 2.0% of the Aggregate Consideration (as defined below) in connection with the Transaction (the “Advisory Fee”). The Advisory Fee will be fully earned on the date of closing of the Transaction and shall be payable by the Company to the Advisors in cash on the date of closing. Notwithstanding the prior sentence, should the Company be unable to pay the Advisory Fee at the closing of such Transaction due to restrictions or covenants placed upon the Company or its subsidiaries under any agreements governing its indebtedness, such payments shall accrue and be payable to the Advisors at such time as such restrictions or covenants are no longer in effect.

(e)           For purposes of this agreement, a “Transaction” shall mean (i) the consummation of any transaction involving the direct or indirect acquisition by the Company or any of its direct or indirect subsidiaries (whether in one or a series of transactions) of all or a substantial amount of the assets or the capital stock, voting securities or equity interests of another entity, as well as any merger, recapitalization, restructuring or liquidation of another entity by its current owners, a third party or any combination thereof, or any other form of disposition which results in the effective sale, in whole or in part, of the business or operations of the entity to the Company or any of its direct or indirect subsidiaries (a transaction described in this clause (i), an “Acquisition”), or (ii) the consummation of any transaction involving the direct or indirect disposition by the Company or any of its direct or indirect subsidiaries (whether in one or a series of transactions) of all or a substantial amount of its assets, capital stock, voting securities or equity interests, as well as any merger, recapitalization, restructuring or liquidation of the Company or any of its direct or indirect subsidiaries by their current owners, a third party or any combination thereof, or any other form of disposition which results in the effective sale, in whole or in part, of the business or operations of the Company or any of its direct or indirect subsidiaries to another entity (a transaction described in this clause (ii), a “Disposition”). For the avoidance of doubt, a Transaction shall not include any transaction directly related to the Merger Agreement.

For purposes of this agreement, “Aggregate Consideration” shall mean (i) in connection with an Acquisition, the total fair market value (at the time of closing) of all consideration (including cash, securities, property, all debt remaining on the acquired entity’s financial statements immediately prior to closing and other indebtedness and obligations assumed by the Company or any of its direct or indirect subsidiaries, as applicable, and any other form of consideration) paid or payable, or otherwise to be distributed, directly or indirectly in connection with the Transaction and (ii) in connection with a Disposition, the total fair market value (at the time of closing) of all consideration (including cash, securities, property, all debt remaining on the Company’s or any of its

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direct or indirect subsidiaries’ financial statements, as applicable, immediately prior to closing and other indebtedness and obligations assumed by the purchaser and any other form of consideration) paid or payable, or otherwise to be distributed, directly or indirectly in connection with the Transaction.

3.             Any amounts payable to the Advisors under this agreement shall be paid in the manner set forth in writing in any Payment Instruction Letter signed by each of the Advisors.

4.             The terms of this agreement are effective beginning as of the date first set forth above. This agreement shall continue in effect from year to year unless amended or terminated by the mutual consent of the parties hereto. Each of the Advisors services hereunder may also be terminated with or without cause by such Advisor at any time and without liability or continuing obligation to you or the Advisors, except for any compensation earned and expenses incurred by the Advisors to the date of termination and provided that Attachment A (and any other provisions that by their nature continue to have effect following any such termination) will remain operative regardless of any such termination.

5.             The Company agrees to indemnify the Advisors and certain other Indemnified Persons (as defined therein) as provided on Attachment A, which forms an integral part of this agreement.

6.             Any advice or opinions provided by the Advisors may not be disclosed or referred to publicly or to any third party (other than the Company’s legal, tax, financial or other advisors), except in accordance with their prior written consent.

7.             The Advisors shall act as independent contractors, with duties solely to the Company. The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. Nothing in this agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its subsidiaries or affiliates, or any present or future creditor of the Company or its subsidiaries or affiliates, any rights or remedies under or by reason of this agreement or any performance hereunder.

8.             This agreement shall be governed by and construed in accordance with the laws of New York, without regard to principles of conflicts of law.

9.             If any term or provision of this agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid and unenforceable, such term or provision shall be ineffective, as to such jurisdiction, solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this agreement invalid or unenforceable in any respect.

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10.           THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ADVISORS RETENTION PURSUANT TO, OR THE ADVISORS PERFORMANCE OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.

11.           This agreement may be amended, modified or supplemented only by a written instrument executed by all parties. The section and other headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12.           Notwithstanding any provision hereof, none of the Advisors obligations or their affiliates’ obligations under this agreement shall be an obligation of the Advisors’ or their affiliates’ officers, directors, members, limited partners or general partners (or of any officer, director, member, limited partner or general partner of any member, limited partner or general partner of any of the foregoing entities). Any such liability or obligation arising out of this agreement shall be limited to and satisfied only out of the Advisors assets or the assets of their affiliates, as applicable.

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If the foregoing sets forth the understanding between the parties, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to the Advisors, whereupon this letter shall constitute a binding agreement.

Very truly yours,

Genstar Capital LLC

By:	/s/ DARREN J. GOLD
Name: Darren J. Gold
Title: Principal
	Address:	Four Embarcadero Center
Suite 1900
San Francisco, CA 94111

ADVISORY SERVICES AGREEMENT – SIGNATURE PAGE

The Sterling Group, L.P.

By:	/s/ JOHN D. HAWKINS

Name: John D. Hawkins
Title: Principal
	Address:	Eight Greenway Plaza
Suite 702
Houston, TX 77046

ADVISORY SERVICES AGREEMENT – SIGNATURE PAGE

AGREED TO AND ACCEPTED

Panolam Holdings Co.

By:	/s/ ROBERT MULLER
Name: Robert Muller
Title: Chief Executive Officer

ADVISORY SERVICES AGREEMENT – SIGNATURE PAGE

ATTACHMENT A

Terms of Indemnity

This Attachment A is attached to and forms an integral part of that certain letter dated September 30, 2005 from Genstar Capital LLC and The Sterling Group, L.P. (together the “Advisors”), to you, Panolam Holdings Co., regarding our Advisory Services Agreement (the “Advisory Services Agreement”).

In consideration of the Advisors agreement to provide you with certain services as set forth in the Advisory Services Agreement, you agree to indemnify and hold harmless the Advisors and their affiliates and their respective officers, directors, employees, agents and advisors and each other person, if any, controlling the Advisors or any of their affiliates (each such person, including ourselves, being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, or arising out of, any Transaction (as defined in the Advisory Services Agreement) or the Advisors engagement by you pursuant to, and their performance of services as contemplated by, the Advisory Services Agreement and you will reimburse each Indemnified Person for all expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding arising therefrom, whether or not pending or threatened and whether or not any Indemnified Person is a party. You also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your security holders or creditors related to or arising out of the Advisors engagement pursuant to, and their performance of services as contemplated by, the Advisory Services Agreement, except for any such liability for losses, claims, damages or liabilities incurred by you that are finally judicially determined to have resulted from bad faith or gross negligence of such Indemnified Person.

You will not, without the Advisors prior written consent, settle, compromise, consent to the entry of judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an irrevocable and unconditional full release of each Indemnified Person from any and all liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without your prior written consent, settle, compromise, consent to the entry of judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the second paragraph of this Attachment A is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Person, in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, you shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and the Advisors, on the other hand, of the Transaction (whether or not the Transaction is consummated), or (ii) if (but only if) the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of you and the Advisors, as well as any other relevant equitable considerations, provided however, in no event shall either Advisor’s aggregate contribution to amounts paid or payable hereunder exceed the aggregate amount of fees actually received by such Advisor for the specific Transaction or services in question under the Advisory Services Agreement. For purposes of this agreement, the relative benefits to you and the Advisors of the Transaction shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received or paid by you or your stockholders, as the case may be, in the Transaction(s) or services that are the subject of the Advisory Services Agreement, whether or not any such Transaction is consummated, bears to (b) the related fees paid or to be paid to the Advisors under the Advisory Services Agreement.

The indemnification contained herein in no way limits any other indemnification to which the Advisors or their affiliates are entitled pursuant to any other agreements.

The provisions of this Attachment A shall apply to any Transaction and/or services provided under the Advisory Services Agreement and any modifications thereof, and shall remain in full force and effect regardless of any termination or the completion of the Advisors’ services under the Advisory Services Agreement.

AGREED TO AND ACCEPTED:

Panolam Holdings Co.

By:	/s/ ROBERT MULLER
Name: Robert Muller
Title: Chief Executive Officer